(d)(6)(vi)

AMENDED SCHEDULE A
	to the
EXPENSE LIMITATION AGREEMENT
VOYA EQUITY TRUST
OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit
	(as a percentage of average net assets)
Voya VACS Series MCV Fund			0.15%

Initial Term Expires October 1, 2024

		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Share Classes

Name of Fund*	A	C	I	R	R6	W
Voya Corporate Leaders® 100 Fund	0.90%	1.45%	0.65%	1.15%	0.65%	0.65%
Initial Term Expires October 1, 2021
Voya Global Income & Growth Fund	1.10%	1.85%	0.85%	N/A	0.85%	0.85%
(formerly, Voya Global Multi-Asset Fund)
Term Expires October 1, 2026
Voya Large Cap Value Fund	1.25%	2.00%	1.00%	1.50%	0.78%	1.00%
Term Expires October 1, 2016
Initial Term for Class T Expires October 1,
2018
Voya Mid Cap Research Enhanced Index	1.00%	1.50%	0.75%	1.25%	N/A	0.75%
Fund
Initial Term Expires October 1, 2021
Voya MidCap Opportunities Fund	1.35%	2.10%	0.98%	1.60%	0.88%	1.10%
Term for Classes A, C, I, R, and W Expires
October 1, 2014
Initial Term for Class R6 Expires
October 1, 2014
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	0.78%	N/A	N/A	N/A
Term for Class I Expires October 1, 2024
Voya Small Cap Growth Fund	1.30%	2.05%	0.95%	1.55%	0.85%	1.05%
Initial Term for Classes I and R6 Expires
October 1, 2024
Initial Term for Classes A, C, R, and W
Expires October 1, 2024
		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Share Classes

Name of Fund*	A	C	I	R	R6	W
Voya Small Company Fund	1.17%	1.92%	0.86%	1.42%	0.86%	0.92%
Term Expires October 1, 2023
Voya U.S. High Dividend Low Volatility Fund	0.60%	N/A	0.35%	N/A	0.32%	N/A
Term Expires October 1, 2022

Effective Date: October 1, 2025, to reflect the extension of the term for Voya Global Income & Growth Fund (“Global I&G Fund”) in connection with the proposed mergers of Voya Global Perspectives® Fund and Voya Global Diversified Payment Fund, each a series of Voya Mutual Funds, with and into Global I&G Fund.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.